UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 12, 2014

WPX Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35322	45-1836028
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3500 One Williams Center, Tulsa, Oklahoma	74172-0172
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (855) 979-2012

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 12, 2014, the Board of Directors of WPX Energy, Inc. (the “Company”) appointed Stephen L. (“Larry”) Faulkner, age 42, as Vice President and Controller. In his new role, Mr. Faulkner will serve as WPX Energy’s Principal Accounting Officer, replacing J. Kevin Vann, who will continue to serve as WPX Energy’s Principal Financial Officer in his role as Senior Vice President and Chief Financial Officer. In connection with his appointment, Mr. Faulkner will receive an additional $35,340 in annual base salary and his target bonus incentive for his annual cash incentive award will be increased from 25% to 40%.

Mr. Faulkner has served as the Company’s Director of Financial Reporting and Property Accounting since its spin-off from The Williams Companies, Inc. (“Williams”) on December 31, 2011, and before then he had served since 2008 as Williams’ Manager of Financial Reporting and Property Accounting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WPX ENERGY, INC.

By:	/s/ Stephen E. Brilz
Stephen E. Brilz Vice President and Secretary

DATED: November 17, 2014